Exhibit 1.1

TPG RE FINANCE TRUST, INC.

(A Maryland corporation)

COMMON STOCK ($0.001 PAR VALUE PER SHARE)

Equity Distribution Agreement

March 7, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

J.P. Morgan Securities LLC

383 Madison Avenue, 10th Floor

New York, New York 10179

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

TPG Capital BD, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

(each, an “Agent” and, collectively, the “Agents”)

Ladies and Gentlemen:

TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), and TPG RE Finance Trust Management, L.P., a Delaware limited partnership (the “Manager”), each confirms its respective agreements (this “Agreement”) with the Agents as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Agents, as sales agents, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $125,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement, and each Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to solicit purchases of the Shares on the terms and subject to the conditions stated herein. Certain terms used herein are defined in Section 23 hereof.

2. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each Agent as of (i) the Execution Time, (ii) each Applicable

Time, (iii) each Representation Date (as defined below) and (iv) each Settlement Date (as defined below), as set forth below.

(i) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-226642) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of certain securities, including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). The conditions for the use of Form S-3 have been complied with and the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 (including, without limitation, Rule 415(a)(5)). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(ii) To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(a)(viii) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(iii) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to Agent Information (as defined below).

(iv) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares.

(v) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission. The Company has complied with each request, if any, from the Commission for additional information.

(vi) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agents specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information is (a) the names of the Agents appearing in the Prospectus and (b) the second sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement (collectively, “Agent Information”).

(vii) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to Agent Information.

(viii) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the registration fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(ix) The Company is not an “ineligible issuer” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer, as of the eligibility determination date specified in Rule 164. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Disclosure Package, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(x) The accountants who certified the financial statements and supporting schedules included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(xi) The financial statements of the Company included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Company and its consolidated subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information and the selected financial and operating data included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company included or incorporated or deemed to be incorporated by reference therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated or deemed to be incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xii) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial condition, results of operations, cash flows or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (collectively, a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries and (D) except for regular quarterly distributions on the Common Stock and the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), there has been no distribution of any kind declared, paid or made by the Company on any class of its shares of capital stock.

(xiii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all corporate power and authority to own, lease and operate its properties, conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on (i) the business, properties, financial condition, results of operations, cash flows or prospects of the Company and its subsidiaries considered as one enterprise or (ii) the performance by the Company of its obligations under this Agreement (collectively, a “Material Adverse Effect”).

(xiv) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary”) has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has corporate, trust, partnership, limited liability company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding ownership interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding ownership interests in any Subsidiary were issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K, and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(xv) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise, exchange or conversion of convertible or exchangeable securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were issued in accordance with all applicable securities laws and conform in all material respects to all statements relating thereto in the Registration Statement, the Disclosure Package and the Prospectus and none of such outstanding shares of capital stock were issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights of any securityholder of the Company. There are no outstanding instruments convertible into or exchangeable for any capital stock of the Company other than shares of Class A Common Stock of the Company convertible into shares of Common Stock as described in the Registration Statement, the Disclosure Package and the Prospectus or any outstanding options, rights or warrants to purchase or subscribe for shares of capital stock of the Company. The Company does not have any debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(xvi) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or relating to Common Stock or any security convertible into or exchangeable for Common Stock pursuant to an equity-based compensation plan or otherwise.

(xvii) This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when the Shares have been issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. The certificates, if any, to be used to evidence the Shares will, on each Settlement Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s Articles of Amendment and Restatement (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) and the requirements of the New York Stock Exchange (the “NYSE”).

(xix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus and properly waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise by the Company under the Securities Act or to have securities included as part of any offering of Shares.

(xx) All descriptions in the Registration Statement, the Disclosure Package and the Prospectus of leases, contracts, franchises, indentures, mortgages, loan agreements, notes or other agreements or instruments (collectively, “Agreements and Instruments”) to which the Company or any of its subsidiaries are a party are accurate in all material respects. There are no Agreements and Instruments that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed or incorporated by reference as required.

(xxi) Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws, limited liability company agreement, certificate of limited partnership, limited partnership agreement or similar organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Agreement and Instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (C) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, body or other authority (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or properties or assets, except, in the case of clauses (B) and (C) above, for any such default or violation that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxii) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of any Shares and the consummation of the transactions contemplated by this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, or the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, any Agreement and Instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter, by-laws, limited liability company agreement, certificate of limited partnership, limited partnership agreement or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, acceleration, lien, charge or encumbrance that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxiii) No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of any Shares or the consummation of the transactions contemplated by this Agreement, except (A) for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or made, (B) for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NYSE or under applicable state securities laws in connection with the sale and distribution of any Shares by the Agents and (C) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxiv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any properties or assets of the Company or any of its subsidiaries is the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect. No such investigations, actions, suits or proceedings have been, to the knowledge of the Company, threatened by any Governmental Entity or threatened by others, except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described under the Securities Act or the Exchange Act in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxv) Except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to own, lease or otherwise use, all items of real and personal property and assets (other than intellectual property, which is subject to Section 2(a)(xxvi) below), in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or (B) those that do not materially interfere with the use made and proposed to be made of such property or assets by the Company and its subsidiaries.

(xxvi) Except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (A) the Company and its subsidiaries, to the knowledge of the Company, own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets) necessary for the conduct of their respective businesses as currently conducted, and (B) to the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries as currently conducted and described in the Registration Statement, the Disclosure Package and the Prospectus does not conflict with any such rights of others. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxvii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign Governmental Entities having jurisdiction over the Company or any of its subsidiaries that are necessary for the ownership or lease of their respective properties or assets or the conduct of their respective businesses as currently conducted and described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxviii) The Company and its subsidiaries have (A) paid (or caused to be paid) all federal, state, local and foreign taxes required to be paid through the date hereof, other than those being contested in good faith and for which adequate reserves or accruals have been provided in accordance with GAAP, and (B) have filed (or caused to be filed) all tax returns required to be filed through the date hereof or have timely and properly requested extensions thereof, in each case, except where the failure to pay such taxes or file such returns would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been, or, to the knowledge of the Company, would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of its properties or assets that, if determined adversely to such entity, would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxx) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

and (E) the interactive data in eXtensible Business Reporting Language incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses. The Company has no reason to believe that it and any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from insurers of recognized financial responsibility as may be necessary to continue its business, as now conducted and at a cost that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(xxxii) Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate that is controlled by the Company or any of its subsidiaries (a “controlled affiliate”) or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(xxxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”) of all jurisdictions having jurisdiction over the Company or any of its subsidiaries, and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws of any jurisdiction having jurisdiction over the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened.

(xxxiv) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, controlled affiliate, or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Sudan, Syria and Venezuela, that broadly prohibit dealings with that country or territory (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the sale of any Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Agent, advisor, investor or otherwise) of Sanctions. Since its inception, neither the Company nor any of its subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(xxxv) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvi) The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability. The Company has not incurred or could not reasonably be expected to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. No portion of the assets of the Company constitutes “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code.

(xxxvii) The Company is not required, and upon the issuance and sale of any Shares as contemplated herein or the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxviii) Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or a violation of Regulation M under the Exchange Act.

(xxxix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not (i) have any material lending or other relationship with any Agent or any affiliate of any Agent or (ii) intend to use any of the proceeds from the sale of any Shares to repay any outstanding debt owed to any Agent or any affiliate of any Agent.

(xl) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(xli) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, for its taxable year ended December 31, 2014. Commencing with its taxable year ended December 31, 2014, the Company has been, and upon the sale of any Shares and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The Company’s current organization and proposed method of operation, as described in the Registration Statement, the Disclosure Package and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xliii) The Management Agreement, dated as of July 25, 2017, between the Company and the Manager, as amended (the “Management Agreement”), has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xliv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not issued, sold or distributed, or agreed to issue, sell or distribute, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

(xlv) The Common Stock is listed, and the Shares have been approved for listing, on the NYSE, subject, in the case of the Shares, to official notice of issuance.

(xlvi) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no subsidiary of the Company is a party to any agreement or otherwise bound by any agreement or instrument that prohibits, directly or indirectly, such subsidiary from paying any dividends or from making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests or other ownership interests, or from repaying any loans or advances from, or loaning or otherwise making funds available to, the Company or any other subsidiary of the Company.

(xlvii) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

(xlviii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, (i) there has been no security breach or other security compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(xlix) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to, and agrees with, each Agent as of (i) the Execution Time, (ii) each Applicable Time, (iii) each Representation Date and (iv) each Settlement Date, as set forth below.

(i) The information regarding the Manager and its affiliates (other than the Company and its Subsidiaries) in the Registration Statement, the Disclosure Package and the Prospectus is true and correct in all material respects.

(ii) The Manager is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has all limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement; the Manager is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on (i) the business, properties, financial condition, results of operations, cash flows or prospects of the Manager or (ii) the performance by the Manager of its obligations under this Agreement or the Management Agreement (collectively, a “Manager Material Adverse Effect”); and the Manager does not have any subsidiaries.

(iii) This Agreement has been duly authorized, executed and delivered by the Manager.

(iv) The Management Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(v) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, (A) in or affecting the business, properties, financial condition, results of operations, cash flows or prospects of the Manager, whether or not arising in the ordinary course of business, or (B) in the ability of the Manager to perform its obligations under the Management Agreement (collectively, a “Manager Material Adverse Change”).

(vi) The Manager is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Manager is not prohibited by the Advisers Act from acting under the Management Agreement as the manager of the Company, as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(vii) The Manager is not (A) in violation of its certificate of limited partnership or limited partnership agreement, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Agreement and Instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties or assets of the Manager is subject, or (C) in violation of any law or statute applicable to the Manager or any judgment, order, rule or regulation of any Governmental Entity having jurisdiction over the Manager or any of its properties or assets, except, in the case of clauses (B) and (C) above, for any such default or violation that would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(viii) The execution, delivery and performance by the Manager of this Agreement and the Management Agreement and the consummation of the transactions contemplated by this Agreement and the Management Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, or the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Manager pursuant to, any Agreement and Instrument to which the Manager is a party or by which the Manager is bound or to which any of the properties or assets of the Manager is subject, (B) result in any violation of the provisions of the certificate of limited partnership or limited partnership agreement of the Manager or (C) result in the violation of any law or statute applicable to the Manager or any judgment, order, rule or regulation of any Governmental Entity having jurisdiction over the Manager or any of its properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, acceleration, lien, charge or encumbrance that would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(ix) No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Manager of this Agreement or the Management Agreement or the consummation of the transactions contemplated by this Agreement or the Management Agreement, except (i) for such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have already been obtained or made or (ii) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(x) There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Manager is a party or to which any properties or assets of the Manager is the subject that, singly or in the aggregate, if determined adversely to the Manager, would reasonably be expected to have a Manager Material Adverse Effect. No such investigations, actions, suits or proceedings, to the knowledge of the Manager, have been threatened or contemplated by any Governmental Entity or by others, except as would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(xi) The Manager possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign Governmental Entities having jurisdiction over the Manager that are necessary for the ownership or lease of its properties or assets or the conduct of its business as currently conducted and described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Manager has not received any notice or is otherwise aware of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect.

(xii) The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurance that (A) transactions effectuated by the Manager on behalf of the Company pursuant to the Manager’s duties set forth in the Management Agreement will be executed in accordance with its management’s general or specific authorization, and (B) access to assets of the Company and its subsidiaries is permitted only in accordance with its management’s general or specific authorization.

(xiii) Neither the Manager nor any partner, officer, or employee of the Manager nor, to the knowledge of the Manager, any agent, affiliate or other person associated with or acting on behalf of the Manager has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Anti-Corruption Laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Manager has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(xiv) The operations of the Manager are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Manager, and no action, suit or proceeding by or before any Governmental Entity involving the Manager with respect to the Anti-Money Laundering Laws of any jurisdiction having jurisdiction over the Manager is pending or, to the knowledge of the Manager, threatened.

(xv) Neither the Manager nor any partner, officer or employer, nor, to the knowledge of the Manager, any agent, or affiliate or other person associated with or acting on behalf of the Manager is currently the subject or the target of any Sanctions, nor is the Manager located, organized or resident in a Sanctioned Country. Since its inception, the Manager has not knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(xvi) The Manager has not taken and will not take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or a violation of Regulation M under the Exchange Act.

(xvii) The Manager has not been notified that (A) any of its executives or any of its key personnel plans to terminate employment with the Manager or (B) any such executive or key personnel is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Manager’s present or proposed business activities, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect.

(xviii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, and except as described in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Manager, (i) there has been no security breach or other security compromise of or relating to the Manager’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment; and (ii) the Manager is presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(c) Officer’s Certificates. Any certificate signed by any officer or other representative of the Company or any of its subsidiaries delivered to the Agents or to counsel for the Agents in connection with this Agreement shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby. Any certificate signed by any officer or other representative of the Manager delivered to the Agents or to counsel for the Agents in connection with this Agreement shall be deemed a representation and warranty by the Manager to each Agent as to the matters covered thereby.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through an Agent, acting as a sales agent, and the applicable Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed to by the Company and the applicable Agent on any day that (A) is a trading day for the NYSE (each, a “Trading Day”), (B) the Company has instructed the applicable Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. On any Trading Day, the Company may sell Shares through only one Agent and, if it determines to do so, the Company will designate the maximum amount of Shares to be sold by the applicable Agent daily as agreed to by such Agent (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum gross price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the applicable Agent shall use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell on a particular day all of the Shares designated for sale by the Company on such day. The gross sale price of each Share sold under this Section 3(a) shall be the market price per share of the Common Stock sold by the applicable Agent at the time of such sale.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the applicable Agent will be successful in selling the Shares, and (B) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such Shares as required under this Agreement.

(iii) The Company shall not authorize the issuance and sale of, and no Agent shall sell, any Share at a gross price lower than the minimum price therefor designated by the Company pursuant to Section 3(a)(i) above. The Company or the applicable Agent may, upon notice to the other party by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time (such period, a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice; and provided, further, that there shall be no obligations under Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv), 4(a)(xvi), 4(a)(xvii), 4(a)(xviii), 4(a)(xix), 4(a)(xx) and 4(a)(xxi) with respect to the delivery of certificates, opinions and comfort letters to the Agents or the conduct of due diligence sessions during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iv) Subject to the terms and conditions of this Section 3(a), the applicable Agent may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, in block transactions or directly to any customer or client of the applicable Agent. The applicable Agent may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.

(v) The compensation to the Agents for sales of the Shares with respect to which the Agents act as sales agents under this Agreement shall not exceed 1.75% of the gross sales price of the Shares sold pursuant to this Section 3(a).

(vi) Each applicable Agent shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold by such Agent pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the aggregate gross sales price of such Shares, (iii) the Net Proceeds (as defined below) to the Company, and (iv) the compensation payable by the Company to such Agent with respect to such sales.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Shares, unless otherwise agreed as contemplated pursuant to Section 3(a)(viii) below. The net proceeds to the Company shall equal the aggregate gross sales price for such Shares less: (a) such Agent’s commission payable by the Company pursuant to Section 3(a)(v); and (b) any transaction fees imposed by any governmental or self-regulatory organization in respect of the sale of such Shares (the “Net Proceeds”). Settlement for all such Shares shall be effected by delivery of the Shares to the applicable Agent’s account at The Depository Trust Company (“DTC”) in return for payment of the Net Proceeds in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Agent any commission to which it would otherwise be entitled absent such default. If the applicable Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Agent.

(viii) In the event the Company and the applicable Agent have mutually agreed to the delivery of the aggregate gross sales price for any Shares on the applicable Settlement Date, the compensation payable to such Agent and any further deductions from such aggregate gross sales price as contemplated by Section 3(a)(vii) above shall be set forth and invoiced in a periodic statement from such Agent to the Company, payment to be made by the Company promptly after its receipt of such statement.

(ix) Any obligation of the Agents to use their commercially reasonable efforts consistent with their respective normal trading and sales practices and applicable law and regulation to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company and the Manager in Section 2 of this Agreement, to the performance by the Company and the Manager of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Under no circumstances shall the number and aggregate gross sales price of Shares sold pursuant to this Agreement exceed (i) the number of authorized shares of Common Stock available for issuance under the Charter or (ii) the aggregate gross sales price of Shares set forth in Section 1 of this Agreement.

(c) If either the Company or the Manager, on the one hand, or any Agent, on the other hand, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of such parties.

(d) Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and no Agent shall be obligated to sell (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time during the period commencing on the Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files with the Commission a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

4. Agreements.

(a) Agreements of the Company. The Company agrees with each Agent that:

(i) During any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus (including the Prospectus Supplement) unless the Company has furnished the Agents a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. The Company has properly completed the Prospectus, in a form approved by the Agents, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any amendment or supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file any such amendment or supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly advise the Agents (i) when the Prospectus, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon any such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the applicable Agent(s) so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the applicable Agent(s) in such quantities as the applicable Agent(s) may reasonably request.

(iii) If, during any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a)(i) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request.

(iv) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(v) The Company will furnish to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Agent or dealer may be required by the Securities Act (whether physically or through compliance with Rule 153, Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Agent may reasonably request.

(vi) The Company will use its best efforts, in cooperation with the Agents, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) The Company agrees with the Agents that, unless it has or shall have obtained the prior written consent of the Agents, and each Agent agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made, and will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses identified in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(viii) The Company will not, without the prior written consent of the Agents, unless it gives the Agents at least one Business Day’s prior written notice, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into, exchangeable for, exercisable for, or repayable with shares of Common Stock (including the Class A Common Stock) or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or Class A Common Stock, whether any such swap, other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock, Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security, in each case outstanding on the date hereof and disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director share plan or distribution reinvestment plan disclosed in the Registration Statement, the Disclosure Package and the Prospectus, or (E) the Company’s purchase of shares of Common Stock pursuant to stock purchase plans described in the Registration Statement, the Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, or pursuant to a new stock purchase plan substantially similar to any such plan. Upon receipt of any written notice contemplated above, each Agent will suspend its activity under this Agreement until such time as the Company has instructed such Agent to make sales pursuant to this Agreement.

(ix) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or a violation of Regulation M under the Exchange Act.

(x) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the year ending December 31, 2019 and thereafter until the Board of Directors of the Company (the “Board”) determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(xi) The Company will, at any time during the term of this Agreement, as amended or supplemented from time to time, advise the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Agents pursuant to Section 6 hereof.

(xii) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period) and each time thereafter that (i) the Registration Statement, the Disclosure Package or the Prospectus shall be amended or supplemented (other than by means of (a) a prospectus supplement relating solely to the offering of securities other than the Shares or (b) a Current Report on Form 8-K that does not contain financial statements of the Company filed with the Commission, unless, in the case of (b)

reasonably requested by an Agent within five days of the filing thereof with the Commission), (ii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iii) otherwise as the Agents may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon request, as the case may be, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(h), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. For purposes of this agreement, “commencement of the offering” or “date of commencement” shall mean the initial date on which the Company instructs any of the Agents to sell Shares pursuant to this agreement and “recommencement of the offering” or “recommencement” shall mean the date on which the Company instructs any of the Agents to sell Shares pursuant to this agreement following a Suspension Period.

(xiii) At each Representation Date, the Company shall have requested and caused Vinson & Elkins LLP (or such other counsel satisfactory to the Agents), outside counsel for the Company, to furnish to the Agents its opinions and statements dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, of the same tenor as the opinions and statements referred to in Section 6(b) and Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(xiv) At each Representation Date, the Company shall have requested and caused Venable LLP (or such other counsel satisfactory to the Agents), Maryland counsel for the Company, to furnish to the Agents its opinion dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(xv) At each Representation Date, the Company shall have requested and caused the General Counsel of the Company to furnish to the Agents an opinion dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(xvi) At each Representation Date with respect to the Company’s filing of an Annual Report on Form 10-K, the Company shall have requested and caused Maples and Calder (or such other counsel satisfactory to the Agents), Cayman Islands counsel for the Company, to furnish to the Agents its opinion dated and delivered the date of filing with the Commission of such document of the same tenor as the opinion referred to in Section 6(f) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(xvii) At each Representation Date, Sidley Austin LLP, counsel to the Agents, shall deliver a letter, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter.

(xviii) At each Representation Date, the Chief Financial Officer of the Company shall have furnished to the Agents a certificate, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, of the same tenor as the certificate referred to in Section 6(i) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(xix) At each Representation Date, a senior officer of the sole general partner of the Manager shall have furnished to the Agents a certificate, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or promptly upon such request, as the case may be, of the same tenor as the certificate referred to in Section 6(j) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(xx) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time thereafter that (i) the Registration Statement, the Disclosure Package or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iii) at the Agent request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information incorporated by reference into the Prospectus, the Company shall cause Deloitte & Touche LLP (the “Accountants”), or other independent accountants satisfactory to the Agents, forthwith to furnish the Agents a letter, dated the date of commencement or recommencement, effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agents.

(xxi) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate in a timely manner with any reasonable due diligence request from or review conducted by the Agents or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request.

(xxii) The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the accounts of its respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(xxiii) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period.

(xxiv) The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights, out of its authorized but unissued shares of Common Stock, with an aggregate gross sales price at least equal to the aggregate gross sales price of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.

(xxv) The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NYSE.

(xxvi) The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(xxvii) The Company shall cooperate with the Agents and use its reasonable efforts to maintain the eligibility of the Shares for clearance and settlement through the facilities of DTC.

(xxviii) The Company will use the Net Proceeds received by it from the sale of any Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(b) Agreements of the Manager. The Manager agrees with each Agent and with the Company that:

(i) The Manager will not take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or a violation of Regulation M under the Exchange Act.

(ii) During any period when the delivery of a prospectus relating to the Shares is required (whether physically or through compliance with Rule 153, Rule 172 or any similar rule) under the Securities Act, the Manager will notify the Agents and the Company of the occurrence of any Manager Material Adverse Change and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Agents for the Company to prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus so that, as so amended or supplemented, the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading.

5. Payment of Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Agents of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Agents, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under the securities or blue sky laws of the several states, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that with respect to fees of counsel to the Agents, the amount reimbursed shall in no event exceed $5,000), (vi) the preparation, printing and delivery to the Agents of copies of each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Shares (provided that with respect to fees of counsel to the Agents, the amount reimbursed shall in no event exceed $5,000), (ix) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (x) if Shares having an aggregate gross sales price of $5,000,000 or more have not been offered and sold under this Agreement by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agents, in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $50,000. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

6. Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Manager contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date, (ii) to the performance by the Company and the Manager of their respective obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any amendment or supplement thereto, required by Rule 424 to be filed with the Commission has been filed in the manner and within the time period required by Rule 424(b) with respect to the Shares; any material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) On every date specified in Section 4(a)(xiii) of this Agreement, the Company shall have requested and caused Vinson & Elkins LLP (or other counsel satisfactory to the Agents), counsel for the Company, to furnish to the Agents its opinion and statements, dated as of such date and addressed to the Agents, substantially in the form of Exhibit A hereto. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) On every date specified in Section 4(a)(xiii) of this Agreement, the Company shall have requested and caused Vinson & Elkins LLP (or other counsel satisfactory to the Agents), tax counsel for the Company, to furnish to the Agents its opinion, dated as of such date and addressed to the Agents, substantially in the form of Exhibit B hereto.

(d) On every date specified in Section 4(a)(xiv) of this Agreement, the Company shall have requested and caused Venable LLP (or other counsel satisfactory to the Agents), Maryland counsel for the Company, to furnish to the Agents its opinion, dated as of such date and addressed to the Agents, substantially in the form of Exhibit C hereto.

(e) On every date specified in Section 4(a)(xv) of this Agreement, the Company shall have requested and caused the General Counsel of the Company to furnish to the Agents an opinion, dated as of such date and addressed to the Agents, substantially in the form of Exhibit D hereto.

(f) On every date specified in Section 4(a)(xvi) of this Agreement, the Company shall have requested and caused Maples and Calder (or other counsel satisfactory to the Agents), Cayman Islands counsel for the Company, to furnish to the Agents its opinion, dated as of such date and addressed to the Agents, substantially in the form of Exhibit E hereto.

(g) The Agents shall have received from Sidley Austin LLP, counsel for the Agents, on every date specified in Section 4(a)(xvii) of this Agreement, a letter, dated as of such date and addressed to the Agents, with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters. In giving such opinion, such counsel may rely upon the opinion of Venable LLP as to all matters governed by the laws of the State of Maryland. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(h) The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(a)(xii) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and this Agreement and that:

(i) since the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Material Adverse Change;

(ii) the representations and warranties of the Company contained herein are true and correct with the same force and effect as though expressly made on and as of such date;

(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date; and

(iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.

(i) The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(a)(xviii) of this Agreement, a certificate of the Chief Financial Officer of the Company, dated such date, in the form attached as Exhibit F hereto, regarding certain financial and operating information of the Company and its subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j) The Manager shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(a)(xix) of this Agreement, a certificate of a senior officer of the sole general partner of the Manager, dated such date, to the effect that (i) there has been no Manager Material Adverse Change, (ii) the representations and warranties of the Manager contained herein are true and correct with the same force and effect as though expressly made on and as of such date and (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date.

(k) The Company shall have requested and caused the Accountants to furnish to the Agents, on every date specified in Section 4(a)(xx) hereof, letters (which may refer to letters previously delivered to the Agents) dated as of such date, in form and substance satisfactory to the Agents.

(l) Since the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Material Adverse Change, the effect of which is, in the judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(m) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(n) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(o) The Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents, this Agreement and all obligations of the relevant Agent(s) hereunder may be canceled at, or at any time prior to, any Settlement Date by any Agent or Agents as to itself. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered electronically to Sidley Austin LLP, counsel for the Agents, or as otherwise agreed by the Company and the Agents.

7. Indemnification.

(a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent, its officers, directors, employees, affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), and selling agents and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials, as the case may be, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Agent Information.

(b) Indemnification of Company, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the Agent Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel for the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of the Shares; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions received by the applicable Agents, on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Agent shall be required to contribute any amount in excess of the total commissions received by such Agent in connection with the applicable offering of Shares placed by it for sale to the public pursuant to this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Agent’s officers, directors, employees, Affiliates and selling agents shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares placed by it in the applicable offering.

9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Manager or any of their respective subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or its Affiliates or selling agents, any person controlling any Agent, its officers, directors or employees, or any person controlling the Company and (ii) delivery of and payment for the Shares.

10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Agent for the Company, the obligations of the Company, including in respect of compensation of such Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 9, 11, 13, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 9, 11, 13, 16, 17 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a) or (b) above or Section 10(e) below or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 11, 13, 16, 17 and 18 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of Shares having an aggregate gross sales price of $125,000,000 on the terms and subject to the conditions set forth herein.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and: if sent to Citigroup Global Markets Inc., will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, attention of General Counsel (Fax: (646) 291-1469); if sent to J.P. Morgan Securities LLC, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, 10th Floor, New York, New York 10179, attention of Special Equities Group (Fax: (312) 300-7716); if sent to JMP Securities LLC will be mailed, delivered or telefaxed to JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, attention of Equity Securities (Fax: (415) 835-8920); if sent to Wells Fargo Securities, LLC, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, attention of Equity Syndicate Department (Fax: (212) 214-5918); if sent to TPG Capital BD, LLC, will be mailed, delivered or telefaxed to TPG Capital BD, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, attention of Chief Compliance Officer (Fax: (817) 871-4088)); or, if sent to the Company or the Manager shall be directed to them at: 888 Seventh Avenue, 35th Floor, New York, New York 10106, attention of Deborah Ginsberg (Fax: (212) 601-7400).

12. Successors. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company and the Manager and their respective successors and the Affiliates, selling agents, controlling persons and officers, directors and employees referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company and the Manager and their respective successors, and said Affiliates, selling agents, controlling persons and officers, directors and employees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor solely by reason of such purchase.

13. No Fiduciary Duty. Each of the Company and the Manager acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, if any, is an arm’s-length commercial transaction between the Company and the Manager, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or the Manager with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agent has advised or is currently advising the Company or the Manager or any of their respective affiliates or subsidiaries on other matters) or any other obligation to the Company or the Manager except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Manager, and (d) the Agents have not provided any business, legal, accounting, regulatory or tax advice with respect to any offering of Shares and each of the Company and the Manager has consulted its own business, legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Manager and the Agents with respect to the subject matter hereof.

16. Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

17. Waiver of Jury Trial. Each of the Company and the Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or interest holders, as applicable, and affiliates) and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

20. [Intentionally omitted.]

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a)(i) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions, the NYSE or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“free writing prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a)(i) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, and “Rule 457” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Manager and the Agents.

Very truly yours, TPG RE FINANCE TRUST, INC.

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

TPG RE FINANCE TRUST MANAGEMENT, L.P.

By: TPG Real Estate Advisors, LLC, as General Partner

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Lear Beyer
Name: Lear Beyer
Title: Managing Director

JMP SECURITIES LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

TPG CAPITAL BD, LLC

By:	/s/ Alan Head
Name: Alan Head
Title: CCO

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

SCH-I-1

EXHIBIT A

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL TO THE COMPANY AND THE MANAGER TO BE DELIVERED PURSUANT TO SECTION 6(b)

Exhibit A-1

EXHIBIT B

FORM OF TAX OPINION OF COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(c)

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF MARYLAND COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(d)

Exhibit C-1

EXHIBIT D

FORM OF OPINION OF VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(e)

Exhibit D-1

EXHIBIT E

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(f)

Exhibit E-1

EXHIBIT F

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

OF TPG RE FINANCE TRUST, INC.

TO BE DELIVERED PURSUANT TO SECTION 6(I)

CHIEF FINANCIAL OFFICER’S CERTIFICATE

OF TPG RE FINANCE TRUST, INC.

[•], 20[•]

The undersigned, as the Chief Financial and Risk Officer of TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company (the “Offering”), from time to time, of shares of the Company’s common stock, $0.001 par value per share, having an aggregate gross sales price of up to $125,000,000, pursuant to (i) a registration statement on Form S-3 filed with the Securities and Exchange Commission on August 7, 2018 (the “Registration Statement”), a base prospectus dated August 7, 2018 (the “Base Prospectus”) and a prospectus supplement dated March 7, 2019 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) and (ii) the Equity Distribution Agreement, dated March 7, 2019, among the Company and TPG RE Finance Trust Management, L.P., on the one hand, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, JMP Securities LLC, Wells Fargo Securities, LLC and TPG Capital BD, LLC, on the other hand (the “Equity Distribution Agreement”), hereby certifies, solely in his capacity as an officer of the Company and not individually, on behalf of the Company as follows:

(i) I am the duly elected, qualified and acting Chief Financial and Risk Officer of the Company and, solely in my capacity as such, I am providing this certificate based on my examination of the Company’s financial records and schedules.

(ii) I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

(iii) I have read and am familiar with, and have supervised the compilation of, the disclosures (including the financial statements and other financial data of the Company and its subsidiaries) included or incorporated by reference in the Registration Statement and the Prospectus.

(iv) I have reviewed the circled information contained on the pages attached hereto as Exhibit A (the “circled information”) and included or incorporated by reference in the Registration Statement and the Prospectus and such information (a) has been accurately derived from the internal accounting and financial records of the Company and its subsidiaries, (b) has been prepared in good faith and is based on fair and reasonable assumptions and (c) is accurate and complete. As of the date hereof, nothing has come to my attention that has caused me to believe that the circled information is not accurate or is misleading in any material respect and I am not aware of any adjustments that would reasonably be expected to cause such circled information to vary from the amounts presented therein in any material respect.

Exhibit F-1

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Equity Distribution Agreement. This certificate is being furnished to the Agents to assist them in documenting their investigation of the Company in connection with the Offering.

[signature page follows]

Exhibit F-2

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Name: Robert Foley
Title: Chief Financial and Risk Officer

Exhibit F-3